UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                Date of earliest event reported: October 1, 2009



                              Rancher Energy Corp.
   ---------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)




           Nevada                       000-51425                     98-0422451
-----------------------------  --------------------------  ---------------------------------
(State or other jurisdiction    (Commission File Number)   (IRS Employer Identification No.)
    of incorporation)

               999-18th Street, Suite 3400, Denver, Colorado 80202
              -----------------------------------------------------
               (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code (303) 629-1125


                                       N/A
                           ---------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         On October 1, 2009, Mathijs van Houweninge, Jeffrey Bennett, and A.L. Sid Overton were appointed directors of the Company as reported on Form 8-K filed on October 2, 2009.

         On October 27, 2009, the Company entered into a Management Retention Agreement with Mathijs van Houweninge, Jeffrey Bennett, Jon Nicolaysen, and A.L.
(Sid) Overton. Under these Agreements, Messrs. Van Houweninge, Bennett, Nicolaysen, and Overton receive an option to purchase 2,500,000 shares of the Company's Common Stock, $0.00001 par value, exercisable at $0.035 closing market price on the date of issuance. Ten (10%) percent of these options vest immediately, and ninety (90%) percent vest on November 1, 2010, or upon a change of control or if the Company enters a reorganization plan. The Agreements terminate after one (1) year unless the Company enters into an agreement for a change of control or enters into a reorganization plan, in which case the Management Retention Agreement will terminate thirty (30) days after the consummation and confirmation of such agreements.


                   SECTION 3 - SECURITIES AND TRADING MARKETS

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

         On October 27, 2009, the Company issued Convertible Promissory Notes totaling $140,000. One hundred thousand dollars of these Notes are from officers and/or directors ($25,000 each from Jon Nicolaysen, Director, CEO and President; Mathijs van Houweninge, Director and Secretary/Treasurer; A.L. (Sid) Overton, Chairman of the Board and Director; and Jeff Bennett, Director). The Convertible Promissory Notes have an exercise price of $0.02 per share and a due date of November 1, 2010. Also on October 27, 2009, the Company issued options under Management Retention Agreements totaling 10,000,000 shares, as previously described above (2,500,000 shares each to Jon Nicolaysen, Director, CEO and President; Mathijs van Houweninge, Director and Secretary/Treasurer; A.L. (Sid) Overton, Chairman of the Board and Director; and Jeff Bennett, Director), exercisable at $0.035 per share.


                 SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

         On October 1, 2009, the Company entered into an Employment Agreement with Jon Nicolaysen regarding his appointment as CEO and President of the Company. Under the Employment Agreement, Mr. Nicolaysen will receive a base salary of $120,000. The Agreement may be terminated by either party upon fifteen days written notice.

         On October 27, 2009, Jon Nicolaysen was appointed to the Board of Directors of the Company, effective immediately.

         On October 27, 2009, the Company entered into a Management Retention Agreement, as described above, with Mathijs van Houweninge, Jeffrey Bennett, Jon Nicolaysen, and A.L. (Sid) Overton. Under these Agreements, Messrs. Van
Houweninge, Bennett, Nicolaysen, and Overton received an option to purchase 2,500,000 shares of the Company's Common Stock, $0.00001 par value, exercisable at $0.035, closing market price on the date of issuance. The Agreements terminate after one (1) year unless the Company enters into an agreement for a change of control or enters into a reorganization plan, in which case the Management Retention Agreement will terminate thirty (30) days after the consummation and confirmation of such agreements.


                  SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

         D. Exhibits:  10.1     Executive Employment Agreement (Nicolaysen)
                       10.2     Management Retention Agreement (Nicolaysen)
                       10.3     Management Retention Agreement (Overton)
                       10.4     Management Retention Agreement (van Houweninge)
                       10.5     Management Retention Agreement (Bennett)
                       10.6     Convertible Promissory Note (Nicolaysen)
                       10.7     Convertible Promissory Note (Overton)
                       10.8     Convertible Promissory Note (van Houweninge)
                       10.9     Convertible Promissory Note (Bennett)
                       10.10    Stock Option Agreement (Nicolaysen)*
                       10.11    Stock Option Agreement (Overton)*
                       10.12    Stock Option Agreement (Bennett)*
                       10.13    Stock Option Agreement (van Houweninge)*


* Previously filed.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        RANCHER ENERGY CORP.


                                        Signature: /s/ Jon C. Nicolaysen
                                                   -----------------------------
                                        Name: Jon C. Nicolaysen
                                        Title:   President and Chief Executive
                                                 Officer


Dated:   November 3, 2009